Exhibit 99.1

News Release

STREAMLINE HEALTH® REPORTS FOURTH QUARTER AND FISCAL YEAR 2018 FINANCIAL PERFORMANCE

Fourth Quarter 2018: Revenues $5.5 Million; Net Loss ($3.1 Million); Adjusted EBITDA $1.1 Million

Fiscal Year 2018: Revenues $22.4 Million; Net Loss ($5.9 Million); Adjusted EBITDA $2.9 Million; Cash from Operations $1.4 Million

Atlanta, GA — April 22, 2019 — Streamline Health Solutions, Inc. (NASDAQ: STRM), provider of integrated solutions, technology-enabled services and analytics supporting revenue cycle optimization for healthcare enterprises, today announced financial results for the fourth quarter and fiscal year 2018, which ended January 31, 2019.

Revenues for the three-month period ended January 31, 2019 were approximately $5.5 million, up slightly from revenues for the quarter ended October 31, 2018, but down approximately 10% from fourth quarter of fiscal 2017.  Recurring revenue comprised 88% of total revenue in the quarter ended January 31, 2019.  Revenues for fiscal year 2018 were $22.4 million, down approximately 8% from $24.3 million the previous fiscal year.  Recurring revenues for the year constituted 80% of overall revenue.

Net loss for the fourth quarter was approximately ($3.1 million) as compared to net income of $38,000 in the same period a year ago.  Excluding the impairment charge of ($3.7 million) described below and the adjustment to costs associated with the New York facility sublease of $0.3 million, net income for the fourth quarter of fiscal 2018 would have been $251,000, which would have been higher than the fourth quarter of fiscal 2017.  Net loss for the fiscal year 2018 was approximately ($5.9 million) as compared to a net loss of approximately ($3.1 million) in fiscal year 2017.  Net loss for fiscal 2018 would have been ($1.2 million) before the impairment charge of ($3.7 million) and exit costs of ($1.0 million).

Adjusted EBITDA for the fourth quarter of 2018 was approximately $1.1 million, down from approximately $1.2 million in the fourth quarter of 2017. Adjusted EBITDA for fiscal year 2018 totaled $2.9 million, up approximately 4% from the previous fiscal year.

“Looking at this fiscal year and next, we are excited about our growth prospects for a number of reasons,” stated David Sides, President and Chief Executive Officer, Streamline Health. “First we doubled our bookings in 2018 over 2017 which we believe is partially a result of focusing our company’s resources on solutions and services in the mid-revenue cycle portion of our industry.  This segment of the market is projected to double in size from approximately $3 billion last year to $6 billion by 2026.  Second, we have transitioned from investing in the development of new technologies, like eValuator™, to investing in the sales of those new solutions, which is the logical next phase in any normal business cycle.  Third, we have a new Chief Revenue Officer who has generated positive growth at his previous places of employment and a new Chairman of the Board with a very successful track record in our industry.  On growth, we believe the effect of attrition in our legacy solutions will be less impactful in the years ahead due to our initiative to create multi-year contracts as we grow revenue around it.

In addition, our cost containment processes have delivered significant improvement in our Adjusted EBITDA which we plan to use to fuel revenue growth.”

“Looking back at our fourth quarter and fiscal year 2018 performance, we met or exceeded our objectives in some areas and fell short in others.  We were pleased at the growth of our backlog, and year-over-year growth in bookings as we view these measures as a leading indicator of the foundation for growth that is expected in fiscal 2019.  During the fourth quarter we addressed the need to write off all of the assets of our Clinical Analytics solution which the Company acquired in fiscal 2013 as a move into the healthcare research arena, which resulted in an impairment charge of $3.7 milion. The determination to write off these assets is also a reflection of our efforts to focus solely on the middle of the revenue cycle.”

Highlights for the fourth quarter ended January 31, 2019 included:

•                  Revenue for the fourth quarter 2018 was $5.5 million;

•                  Net loss for the fourth quarter 2018 was $(3.1 million);

•                  Adjusted EBITDA for the fourth quarter 2018 was $1.1 million;

•                  Bookings for the fourth quarter 2018 were $1.1 million;

•                  Bookings for fiscal year 2018 were up to $8.2 million from $4.7 million in fiscal year 2017;

•                  Total Backlog for fiscal year 2018 was approximately $28.0 million.

Conference Call

The Company will conduct a conference call to review the results and provide Fiscal Year 2019 guidance on Tuesday, April 23, 2019 at 9:00 AM ET. Interested parties can access the call by joining the live webcast: click here to register. You can also join by phone by dialing 877-269-7756.

A replay of the conference call will be available from Tuesday, April 23, 2019 at 12:00 PM ET to Tuesday, April 30, 2019 at 12:00 PM ET by dialing 888-203-1112 and entering passcode 13689419. An online replay of the presentation will also be available for six months following the presentation in the Investor Relations section of the Streamline Health website, www.streamlinehealth.net.

*Non-GAAP Financial Measures

Streamline Health reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). Streamline Health’s management also evaluates and makes operating decisions using various other measures. One such measure is adjusted EBITDA, which is a non-GAAP financial measure. Streamline Health’s management believes that this measure provides useful supplemental information regarding the performance of Streamline Health’s business operations.

Streamline Health defines “adjusted EBITDA” as net earnings (loss) plus interest expense, tax expense, depreciation and amortization expense of tangible and intangible assets, stock-based compensation expense, significant non-recurring operating expenses, and transactional related expenses including: gains and losses on debt and equity conversions, associate severances and related restructuring expenses, associate inducements, and professional and advisory fees. A table illustrating this measure is included in this press release.

About Streamline Health

Streamline Health Solutions, Inc. (NASDAQ: STRM) is a healthcare industry leader in capturing, aggregating, and translating enterprise data into knowledge — actionable insights that support revenue cycle optimization for healthcare enterprises. We deliver integrated solutions and analytics that enable providers to drive reimbursement in a value-based world. We share a common calling and commitment to advance the quality of life and the quality of healthcare — for society, our clients, the communities they serve, and the individual patient. For more information, please visit our website at www.streamlinehealth.net.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995

Statements made by Streamline Health Solutions, Inc. that are not historical facts are forward-looking statements that are subject to certain risks, uncertainties and important factors that could cause actual results to differ materially from those reflected in the forward-looking statements included herein. Forward-looking statements contained in this press release include, without limitation, statements regarding the Company’s growth prospects, estimates of backlog, industry trends and market growth, results of investments in sales and marketing, adjusted EBITDA, success of future products and related expectations and assumptions.  These risks and uncertainties include, but are not limited to, the timing of contract negotiations and execution of contracts and the related timing of the revenue recognition related thereto, the potential cancellation of existing contracts or clients not completing projects included in the backlog, the impact of competitive solutions and pricing, solution demand and market acceptance, new solution development and enhancement of current solutions, key strategic alliances with vendors and channel partners that resell the Company’s solutions, the ability of the Company to control costs, the effects of cost-containment measures implemented by the Company, availability of solutions from third party vendors, the healthcare regulatory environment, potential changes in legislation, regulation and government funding affecting the healthcare industry, healthcare information systems budgets, availability of healthcare information systems trained personnel for implementation of new systems, as well as maintenance of legacy systems, fluctuations in operating results, effects of critical accounting policies and judgments, changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other similar entities, changes in economic, business and market conditions impacting the healthcare industry generally and the markets in which the Company operates and nationally, and the Company’s ability to maintain compliance with the terms of its credit facilities, and other risks detailed from time to time in the Streamline Health Solutions, Inc. filings with the U. S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. The Company undertakes no obligation to publicly release the results of any revision to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Company Contact:

Randy Salisbury

SVP, Chief Marketing Officer

(404) 229-4242

randy.salisbury@streamlinehealth.net

STREAMLINE HEALTH SOLUTIONS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(rounded to the nearest thousand dollars, except share and per share information)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2019	2018	2019	2018
Revenues:
Systems sales	$645,000	$287,000	$2,472,000	$1,343,000
Professional services	250,000	951,000	1,336,000	2,744,000
Audit Services	277,000	297,000	1,118,000	1,216,000
Maintenance and support	3,009,000	3,287,000	12,586,000	13,171,000
Software as a service	1,284,000	1,277,000	4,853,000	5,864,000
Total revenues	5,465,000	6,099,000	22,365,000	24,338,000

Operating expenses:
Cost of systems sales	179,000	350,000	942,000	1,946,000
Cost of professional services	578,000	586,000	2,657,000	2,401,000
Cost of audit services	356,000	367,000	1,373,000	1,604,000
Cost of maintenance and support	453,000	662,000	2,173,000	2,904,000
Cost of software as a service	187,000	404,000	992,000	1,319,000
Selling, general and administrative	2,394,000	2,451,000	10,554,000	11,434,000
Research and development	959,000	1,367,000	4,261,000	5,352,000
Impairment of long-lived assets	3,681,000	—	3,681,000	—
Loss on exit of operating lease	(334,000)	—	1,034,000	—
Total operating expenses	8,453,000	6,187,000	27,667,000	26,960,000
Operating loss	(2,988,000)	(88,000)	(5,302,000)	(2,622,000)
Other income (expense):
Interest expense	(52,000)	(114,000)	(384,000)	(474,000)
Miscellaneous income (expense)	(61,000)	148,000	(179,000)	(87,000)
Loss before income taxes	(3,101,000)	(54,000)	(5,865,000)	(3,183,000)
Income tax benefit	5,000	92,000	—	84,000
Net (loss) income	$(3,096,000)	$38,000	$(5,865,000)	$(3,099,000)
Basic net loss per common share	(0.16)	0.00	(0.30)	(0.16)
Number of shares used in basic per common share computation	19,676,686	19,168,233	19,540,980	19,090,899
Diluted net loss per common share	$(0.16)	$0.00	$(0.30)	$(0.16)
Number of shares used in diluted per common share computation	19,676,686	22,420,293	19,540,980	19,090,899

STREAMLINE HEALTH SOLUTIONS, INC.

CONDENSED AND CONSOLIDATED BALANCE SHEETS

(rounded to the nearest thousand dollars, except share and per share information)

Assets

	January 31,	January 31,
	2019	2018
Current assets:
Cash and cash equivalents	$2,376,000	$4,620,000
Accounts receivable, net	2,933,000	3,001,000
Contract receivables	1,263,000	224,000
Prepaid assets	901,000	1,255,000
Other current assets	445,000	547,000
Total current assets	7,918,000	9,647,000

Non-current assets:
Property and equipment, net	237,000	1,162,000
Contract Receivables, less current portion	407,000	—
Capitalized software development costs	5,698,000	4,308,000
Intangible assets, net	1,669,000	5,835,000
Goodwill	15,537,000	15,537,000
Other non-current assets	274,000	642,000
Total non-current assets	23,822,000	27,484,000
	$31,740,000	$37,131,000

STREAMLINE HEALTH SOLUTIONS, INC.

CONDENSED AND CONSOLIDATED BALANCE SHEETS

(rounded to the nearest thousand dollars, except share and per share information)

Liabilities and Stockholders’ Equity

	January 31,	January 31,
	2019	2018
Current liabilities:
Accounts payable	$1,280,000	$421,000
Accrued compensation	789,000	342,000
Accrued other expenses	1,025,000	610,000
Current portion of term loan	597,000	597,000
Deferred revenues	8,338,000	9,482,000
Other	94,000	—
Total current liabilities	12,123,000	11,452,000

Non-current liabilities:
Term loan, net of current portion and deferred financing cost	3,351,000	3,901,000
Royalty liability	905,000	2,469,000
Deferred revenues, less current portion	432,000	333,000
Other liabilities	41,000	274,000
Total non-current liabilities	4,729,000	6,977,000
Total liabilities	16,852,000	18,429,000

Series A 0% Convertible Redeemable Preferred Stock	8,686,000	8,850,000

Stockholders’ equity	6,202,000	9,852,000
	$31,740,000	$37,131,000

STREAMLINE HEALTH SOLUTIONS, INC.

CONDENSED AND CONSOLIDATED STATEMENTS OF CASH FLOWS

(rounded to the nearest thousand dollars, except share and per share information)

	Fiscal Year
	2018	2017
Cash flows from operating activities:
Net loss	$(5,865,000)	$(3,099,000)
Adjustments to reconcile net loss to net cash provided by operating activities:

Depreciation	450,000	774,000
Amortization of capitalized software development costs	1,160,000	2,113,000
Amortization of intangible assets	937,000	1,161,000
Amortization of other deferred costs	415,000	341,000
Valuation adjustments	126,000	95,000
Impairment of long-lived assets	3,681,000	—
Loss on exit of operating lease	1,034,000	—
Loss (gain) on disposal of fixed assets	7,000	(16,000)
Share-based compensation expense	629,000	1,109,000
Provision for accounts receivable	13,000	234,000
Changes in assets and liabilities	(1,190,000)	(681,000)
Net cash provided by operating activities	1,397,000	2,031,000

Cash flows from investing activities:
Purchases of property and equipment	(21,000)	(49,000)
Proceeds from sales of property and equipment	21,000	20,000
Capitalization of software development costs	(3,003,000)	(1,836,000)
Net cash used in investing activities	(3,003,000)	(1,865,000)

Cash flows from financing activities:
Principal payments on term loan	(597,000)	(1,112,000)
Principal payments on capital lease obligation	—	(91,000)
Proceeds from exercise of stock options and stock purchase plan	44,000	45,000
Payments related to settlement of employee shared-based awards	(62,000)	(42,000)
Payment of deferred financing costs	(23,000)	—
Net cash used in financing activities	(638,000)	(1,200,000)
Net decrease in cash and cash equivalents	(2,244,000)	(1,034,000)
Cash and cash equivalents at beginning of year	4,620,000	5,654,000
Cash and cash equivalents at end of year	$2,376,000	$4,620,000

STREAMLINE HEALTH SOLUTIONS, INC.

Backlog

(Unaudited)

Table A

	January 31, 2019	October 31, 2018
Systems Sales	$180,000	$687,000
Professional Services	1,953,000	1,843,000
Audit Services	1,513,000	1,239,000
Maintenance and Support	15,259,000	12,686,000
Software as a Service	9,065,000	9,617,000
Total Backlog for fiscal 2018	$27,970,000	$26,072,000
Total Backlog for fiscal 2017	$32,793,000	$47,668,000

STREAMLINE HEALTH SOLUTIONS, INC.

New Bookings

(Unaudited)

Table B

	January 31, 2019
	Three Months Ended	Twelve Months Ended
Systems Sales	$140,000	$1,935,000
Professional Services	393,000	2,521,000
Audit Services	141,000	251,000
Maintenance and Support	257,000	1,460,000
Software as a Service	192,000	2,054,000
Total 2018 bookings	$1,123,000	$8,221,000
Total 2017 bookings	$1,192,000	$4,756,000

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

Table C

This press release contains a non-GAAP financial measure under the rules of the U.S. Securities and Exchange Commission for Adjusted EBITDA. This non-GAAP information supplements and is not intended to represent a measure of performance in accordance with disclosures required by generally accepted accounting principles. Non-GAAP financial measures are used internally to manage the business, such as in establishing an annual operating budget. Streamline Health’s management in its operating and financial decision-making uses non-GAAP financial measures because management believes these measures reflect ongoing business in a manner that allows meaningful period-to-period comparisons. Accordingly, the Company believes it is useful for investors and others to review both GAAP and non-GAAP measures in order to (a) understand and evaluate current operating performance and future prospects in the same manner as management does and (b) compare in a consistent manner the Company’s current financial results with past financial results. The primary limitations associated with the use of non-GAAP financial measures are that these measures may not be directly comparable to the amounts reported by other companies and they do not include all items of income and expense that affect operations. The Company’s management compensates for these limitations by considering the Company’s financial results and outlook as determined in accordance with GAAP and by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures in the tables attached to this press release. Streamline Health defines “adjusted EBITDA” as net earnings (loss) plus interest expense, tax expense, depreciation and amortization expense of tangible and intangible assets, stock-based compensation expense, significant non-recurring operating expenses, and transactional related expenses including: gains and losses on debt and equity conversions, associate severances and related restructuring expenses, associate inducements, and professional and advisory fees. A table illustrating this measure is included in this press release.

Reconciliation of net earnings (loss) to non-GAAP Adjusted EBITDA (in thousands, except share and per share data):

	Three Months Ended,		Twelve Months Ended,
	January 31, 2019	January 31, 2018	January 31, 2019	January 31, 2018
Adjusted EBITDA Reconciliation
Net Income (loss)	$(3,095)	$38	$(5,865)	$(3,099)
Interest expense	52	114	384	475
Income tax benefit	(6)	(92)	—	(84)
Depreciation	39	178	450	774
Amortization of capitalized software development costs	265	539	1,160	2,113
Amortization of intangible assets	232	239	937	1,161
Amortization of other costs	52	93	346	270
EBITDA	(2,461)	1,109	(2,588)	1,610
Share-based compensation expense	136	264	629	1,109
Impairment of long-lived assets	3,681	—	3,681	—
Loss (gain) on disposal of fixed assets	2	(1)	7	(16)
Non-cash valuation adjustments to assets and liabilities	55	(134)	126	95
Loss on exit of operating lease	(334)	—	1,034	—
Adjusted EBITDA	$1,079	$1,238	$2,889	$2,798
Adjusted EBITDA per diluted share
Loss per share — diluted	$(0.16)	$0.00	$(0.30)	$(0.16)
Adjusted EBITDA per adjusted diluted share (1)	$0.05	$0.06	$0.13	$0.13

Diluted weighted average shares	19,676,686	22,420,293	19,540,980	19,090,899
Includable incremental shares — Adjusted EBITDA (2)	3,161,821	—	3,065,402	3,244,825
Adjusted diluted shares	22,838,507	22,420,293	22,606,382	22,335,724

(1)                            Adjusted EBITDA per adjusted diluted share for the Company’s common stock is computed using the more dilutive of the two-class method or the if-converted method.

(2)                            The number of incremental shares that would be dilutive under profit assumption, only applicable under a GAAP net loss. If GAAP profit is earned in the current period, no additional incremental shares are assumed.